Exhibit 8.1

SUBSIDIARIES OF GLOBAL SOURCES LTD.
(as of April 30, 2010)

Name	Jurisdiction of Organization

1. 2B HK Limited	Hong Kong
2. A.S. Mediaconsult Limited	Republic of Cyprus
3. ASM Business Services Limited	Cayman Islands
4. China Magic Sourcing Limited	Hong Kong
5. China Media Advertising, Inc.	Liberia
6. China Sourcing Fairs (SA) Pte Ltd.	Singapore
7. China Sourcing Fairs (SG) Limited	Hong Kong
8. China Sourcing Fairs FZ-LLC	Dubai, United Arab Emirates
9. China Sourcing Fairs Limited	British Virgin Islands
10. Earldom Limited	British Virgin Islands
11. E-Commerce International Ltd.	Bermuda
12. eMedia Asia Ltd.	Barbados
13. eMedia South China Limited	Hong Kong
14. Equitable Accounting Services Limited	Hong Kong
15. Event Marketing Services Limited	Hong Kong
16. Export Media Ltd.	British Virgin Islands

17. Fertile Valley Pte. Ltd	Singapore
18. Floro Company Limited	Hong Kong
19. Fortune Valley Ltd	Mauritius
20. Global Alliance Investment Holdings Limited	British Virgin Islands
21. Global City Properties Limited	British Virgin Islands
22. Global Exhibitions (Singapore) Pte. Ltd.	Singapore
23. Global Silver Ocean (Shanghai) Limited	British Virgin Islands
24. Global Sources Advertising ( Shenzhen) Co., Ltd.	People’s Republic of China
25. Global Sources Auctions Ltd.	Cayman Islands
26. Global Sources Direct (HK) Limited	Hong Kong
27. Global Sources Direct (Shenzhen) Co., Ltd.	People’s Republic of China
28. Global Sources Direct Limited	British Virgin Islands
29. Global Sources Exhibition Co., Ltd.	Taiwan
30. Global Sources Exhibition (Shanghai) Co., Ltd.	People’s Republic of China
31. Global Sources Investment Holdings Limited	British Virgin Islands
32. Global Sources Limited	Hong Kong
33. Global Sources Properties (Shenzhen) Co., Ltd.	People’s Republic of China
34. Global Sources Properties Consultant (Shanghai) Co., Ltd.	People’s Republic of China

35. Global Sources Properties Limited	Hong Kong
36. Global Sources Research Foundation Limited	British Virgin Islands
37. Global Sources Technologies Ltd.	Bermuda
38. Global Sources USA, Inc.	USA – Delaware
39. Hillcrest Services Limited	British Virgin Islands
40. Japan Publishing Limited	Japan
41. Lazenby Services Limited	British Virgin Islands
42. Magic Exhibitions Hong Kong Limited	Hong Kong
43. Magic Sourcing Hong Kong Limited	Hong Kong
44. Media Advertising Ltd.	Cayman Islands
45. Media Data Systems Pte. Ltd	Singapore
46. Pine Grove B.V.	Netherlands
47. Publishers Representatives Limited	Hong Kong
48. Shenzhen Herong UBM Exhibition Co., Ltd.	People’s Republic of China
49. Steady Access Resources Limited	British Virgin Islands
50. Targeted Marketing Promotions Corp.	Liberia
51. Trade Magazine Productions Limited	Hong Kong
52. Trade Management Software Limited	Cayman Islands

53. Trade Media Holdings Limited	Cayman Islands
54. Trade Media Limited	Cayman Islands
55. Trade Media Marketing Service Limited	Hong Kong
56. Trade Point Hong Kong Limited	Hong Kong
57. World Executive’s Digest Limited	Cayman Islands

4